                                EATON CORPORATION
                         2007 ANNUAL REPORT ON FORM 10-K
                                   ITEM 15(B)
                                   EXHIBIT 12
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                  Year ended December 31
                                         ---------------------------------------
(Millions of dollars)                     2007     2006     2005     2004   2003
---------------------                    ------   ------   ------   -----   ----
Income from continuing operations
before income taxes                      $1,041   $  969   $  964   $ 749   $463

Adjustments
Minority interests in consolidated
   subsidiaries                              14       10        5       7     12
(Income) losses of equity investees          (6)       1        1             (3)
Interest expensed                           193      139      109      88     93
Amortization of debt issue costs              1        1        1       1      2
Estimated portion of rent expense
   representing interest                     44       41       38      37     38
Amortization of capitalized interest         12       12       12      17     13
Distributed income of equity investees        1        1        4       3
                                         ------   ------   ------   -----   ----
Adjusted income from continuing
   operations before income taxes        $1,300   $1,174   $1,134   $ 902   $618
                                         ======   ======   ======   =====   ====
Fixed charges
Interest expensed                        $  193   $  139   $  109   $  88   $ 93
Interest capitalized                         14       14       13       7      7
Amortization of debt issue costs              1        1        1       1      2
Estimated portion of rent expense
   representing interest                     44       41       38      37     38
                                         ------   ------   ------   -----   ----
Total fixed charges                      $  252   $  195   $  161   $ 133   $140
                                         ======   ======   ======   =====   ====

Ratio of earnings to fixed charges         5.16     6.02     7.04    6.78   4.41